For the fiscal period ended 12/31/05
File number 811-5186

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

  Name of Fund:  American Skandia Trust - AST Goldman
Sachs High Yield Portfolio

1.   Name of Issuer:
	Sungard Data Systems, Inc.

2.   Date of Purchase
	07/27/05

3.   Number of Securities Purchased
	N/A

4.   Dollar Amount of Purchase
	$1,283.00

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Goldman, Sachs & Company

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER
Deutsche Bank Securities
Citigroup
JPMorgan
Morgan Stanley
Banc of America Securities LLC
RBC Capital Markets
BNY Capital Markets, Inc.